UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 28, 2020 (January 27, 2020)

CHEMUNG FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

New York	0-13888	16-1237038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Chemung Canal Plaza, Elmira, NY 14901
(Address of Principal Executive Offices) (Zip Code)

(607) 737-3711
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, par value $0.01 per share	CHMG	Nasdaq Stock Market LLC

Item 8.01. Other Events.

On January 27, 2020, Chemung Financial Corporation (“the Corporation”) announced that Chemung Canal Trust Company (“the Bank”), the wholly-owned subsidiary of the Corporation has filed a notification with the New York State Department of Financial Services (“NYSDFS”) and the Federal Reserve Bank of New York (“FRBNY”), that the Bank intends to close its Towanda, Pennsylvania branch office at 304 Main Street, Towanda, PA 18848, on or about April 30, 2020.  The Bank will continue to serve Bradford County with its offices located in Canton and Troy, as well as the nearby Waverly Office.

As of December 31, 2019, the Corporation recognized a $300 thousand write down of the Towanda, Pennsylvania property.  The closure is subject to customary conditions and contingencies including the non-objection of the FRB and NYSDFS, among others.

The press release is furnished as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.

99.1    Press Release of Chemung Canal Trust Company dated January 28, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

Date: January 28, 2020	By:	/s/ Karl F. Krebs
Karl F. Krebs
Chief Financial Officer and Treasurer